UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

California City Facility Sale

On July 2, 2026, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into an Agreement of Purchase and Sale (the “California City Purchase Agreement”) with the United States of America and its assigns, by and through the Department of Homeland Security (“Buyer”), pursuant to which, and upon the terms and subject to the conditions set forth therein, the Company sold to Buyer its 2,560-bed California City Detention Facility in California City, California (the “California City Facility”) and certain related assets for an aggregate purchase price of approximately $732.6 million, subject to certain adjustments as set forth in the California City Purchase Agreement (the “California City Facility Sale”). The California City Facility Sale was completed concurrently with the parties’ entry into the California City Purchase Agreement.

The above summary of the California City Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the California City Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Otay Mesa Facility Sale

On July 2, 2026, the Company entered into an Agreement of Purchase and Sale (the “Otay Mesa Purchase Agreement”) with Buyer, pursuant to which, and upon the terms and subject to the conditions set forth therein, the Company sold to Buyer its 1,994-bed Otay Mesa Detention Center in San Diego, California (the “Otay Mesa Facility”) and certain related assets for an aggregate purchase price of approximately $739.2 million, subject to certain adjustments as set forth in the Otay Mesa Purchase Agreement (the “Otay Mesa Facility Sale”). The Otay Mesa Facility Sale was completed concurrently with the parties’ entry into the Otay Mesa Purchase Agreement.

The above summary of the Otay Mesa Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Otay Mesa Purchase Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Relationships

The Company currently expects to continue to manage the California City Facility and the Otay Mesa Facility under the existing management contracts with U.S. Immigration & Customs Enforcement, a federal law enforcement agency under the Department of Homeland Security (“ICE”), related to each facility, although the terms of the management contracts may be modified to reflect the change in ownership. The Company can provide no assurance that it will continue to manage these facilities in the future, or that the terms of the existing management contracts will remain the same. ICE has the ability to terminate the management contracts for non-appropriation of funds or for convenience. The management contract for the California City Facility expires in August 2027, and the management contract for the Otay Mesa Facility expires in December 2029 and contains a five-year extension option.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains statements as to the Company’s beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or the Company’s business, in particular, including, but not limited to, the continued utilization of the Company’s correctional and detention facilities by the federal government as a consequence of presidential executive orders, changes in how the federal government, including ICE, elects to use the Company’s detention capacity or otherwise procures alternative detention capacity, and the impact of any changes to immigration reform and sentencing laws (the Company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) the Company’s ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of the Company’s services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as the Company’s ability to utilize available beds; (iv) the Company’s ability to successfully activate idle facilities in a timely manner in order to meet the growth in demand for the Company’s facilities and services from the federal government that has occurred as a result of changes in policies and actions of the current presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on the Company’s contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in the Company’s operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of debt ceilings and government shutdowns, including partial shutdowns, and changing budget priorities; (viii) the Company’s ability to successfully identify and consummate future development and acquisition opportunities, integrate their operations, and realize projected returns resulting therefrom; (ix) the availability of debt and equity financing on terms that are favorable to us, or at all; and (x) the intended use of proceeds from the transactions described in this Current Report. Except as required by law, the Company takes no responsibility for updating the information contained in this Current Report following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the California City Facility Sale and the Otay Mesa Facility Sale. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Purchase and Sale Agreement with respect to California City Facility, between CoreCivic, Inc. and the United States of America, by and through the Department of Homeland Security, dated July 2, 2026.

10.2*	Purchase and Sale Agreement with respect to Otay Mesa Facility, between CoreCivic, Inc. and the United States of America, by and through the Department of Homeland Security, dated July 2, 2026.

99.1	Press Release of the Company dated July 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer